UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2014

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2014, the Board of Directors (the “Board”) of Epizyme, Inc., a Delaware corporation, (the “Company”) elected Kenneth Bate to the Board as a Class I director with a term expiring at the 2017 annual meeting of stockholders. The Board also elected Mr. Bate to the Audit Committee of the Board.

Mr. Bate is currently an independent consultant in the biotechnology field. From 2009 to 2012, Mr. Bate served as President and Chief Executive Officer of Archemix, Inc. (“Archemix”) a privately-held biotechnology company. Prior to Archemix, from 2006 to 2009, Mr. Bate served in various positions at NitroMed, Inc., a pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals, where he headed the commercial organization. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, he was with Biogen Inc., a biotechnology company, first as their Chief Financial Officer, and then as head of the commercial organization responsible for launching the multiple sclerosis business. Mr. Bate serves on the board of directors of four other public biopharmaceutical companies, AVEO Pharmaceuticals, Inc., BioMarin Pharmaceuticals, Inc., Genocea Biosciences, Inc. and Cubist Pharmaceuticals, Inc, where he is the chairman of the board of directors. He is also a member of the board of directors of Catabasis Pharmaceuticals, Inc., a privately-held biotherapeutics company, and TransMedics, Inc. a privately-held medical device company. Mr. Bate received his B.A. in chemistry from Williams College and his M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Bate has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bate and any other person pursuant to which he was elected as a director of the Company.

In accordance with the Company’s director compensation program, Mr. Bate will receive (i) an annual cash retainer of $35,000 for service on the Board and (ii) an annual cash retainer of $7,000 for service on the Audit Committee of the Board, each of which is payable quarterly in arrears. In addition, under the Company’s director compensation program, upon his election as a director, Mr. Bate was granted an option on December 10, 2014 to purchase 17,666 shares of the Company’s common stock at an exercise price per share of $20.73. This option vests as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.0833% of the shares at the end of each successive month following the first anniversary of the grant date until the fourth anniversary of the grant date and becomes exercisable in full upon the occurrence of a change in control of the Company.

Also in connection with Mr. Bate’s election to the Board, Mr. Bate will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 187982) filed with the SEC on April 26, 2013. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Bate for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

A copy of the Company’s press release announcing Mr. Bate’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Company on December 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: December 12, 2014	By:	/s/ Robert J. Gould

Robert J. Gould, Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on December 12, 2014